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Exhibit 3.5

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF THE ARTICLES OF INCORPORATION
OF
SENSAR CORPORATION
(Name Change to VitalStream Holdings, Inc.)

        Sensar Corporation, a corporation organized and existing under the laws of the state of Nevada, does hereby certify:

        FIRST:    That, at a meeting of the Board of Directors, resolutions were duly adopted setting forth an amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at an annual or special meeting of shareholders or by written consent. The amendment (the "Amendment") is as follows:

        "Article I of the Articles of Incorporation of the Company is hereby amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation shall be:
VitalStream Holdings, Inc."

        SECOND:    That, thereafter, the Company circulated to shareholders a written consent of shareholders approving the Amendment (the "Consent"). The number of shares of common stock eligible to vote on the Amendment was 22,232,999. Of such eligible shares, 11,863,462 signed the Consent approving the Amendment, which number is sufficient for approval and adoption of the Amendment.

        THIRD:    That the Amendment was duly adopted in accordance with the provisions of Section 78.390 of the laws of the state of Nevada.

        FOURTH:    That the rights and performances of the capital stock of said corporation shall not be altered by reason of the amendment.

        FIFTH:    That the Amendment shall be effective at 8:00 a.m., Nevada time, on July 26, 2002.

        IN WITNESS WHEREOF, Sensar Corporation (to be known as VitalStream Holdings, Inc.), has caused this certificate to be signed by Paul S. Summers, President, this 15th day of July, 2002.

By:	/s/ PAUL S. SUMMERS Paul S. Summers President and Chief Executive Officer

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  Exhibit 3.5
STATE OF NEVADA CERTIFICATE OF AMENDMENT OF THE ARTICLES OF INCORPORATION OF SENSAR CORPORATION (Name Change to VitalStream Holdings, Inc.)
ARTICLE I NAME